Exhibit 3.83

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES JACKSON, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-FIFTH DAY OF OCTOBER, A.D. 2001, AT 12 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ADVANCED DISPOSAL SERVICES SOUTH ATLANTA, LLC” TO “ADVANCED DISPOSAL SERVICES JACKSON, LLC”, FILED THE TWENTIETH DAY OF FEBRUARY, A.D. 2007, AT 5:34 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES JACKSON, LLC”.

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9956617

DATE: 11-01-12

CERTIFICATE OF FORMATION OF ADVANCED DISPOSAL SERVICES SOUTH ATLANTA, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is Advanced Disposal Services South Atlanta, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III - OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized representative of the Company has executed this Certificate of Formation this 24th day of October, 2001.

ADVANCED DISPOSAL SERVICES SOUTH ATLANTA, LLC

By:	Charles C. Appleby /s/

Charles C. Appleby

Authorized Member of Company

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Advanced Disposal Services South Atlanta, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows: Article I - Name

The name of this Limited Liability Company is Advanced Disposal Services Jackson, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 20th day of February, A.D. 2007.

By:

Authorized Person(s)

Name:	Charles C. Appleby - President

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